
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund IV Financial Statements for the nine months ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                         811,035
<SECURITIES>                                         0
<RECEIVABLES>                                   38,167
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               599,436
<PP&E>                                      40,585,177<F1>
<DEPRECIATION>                              24,362,701<F2>
<TOTAL-ASSETS>                              17,671,114
<CURRENT-LIABILITIES>                        1,053,250
<BONDS>                                     20,380,314<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (3,762,450)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,671,114
<SALES>                                      5,511,822
<TOTAL-REVENUES>                             5,511,822
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,616,964<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             972,356
<INCOME-PRETAX>                               (77,498)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (77,498)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (77,498)<F6>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes apartment complexes of $40,186,519 and deferred expenses of $398,658.
<F2>Includes depreciation of $24,219,252 and amortization of deferred expenses o
$143,449.
<F3>Represents morgage notes payable.
<F4>Represents total deficit of General and Limited Partners of ($296,173) and
($3,466,277), respectively.
<F5>Includes operating expenses of $2,486,412, real estate tax expenses of
$558,172 and depreciation and amortization of $1,570,146 and minority interest of $2,234.
<F6>Net loss allocated ($775) General Partners, ($3,100) Original Limited
Partners and ($73,623) to the Investor Limited Partners, for the nine months ended September 30, 1996. Average net loss per Unit of Limited Partners Interest is ($2.45) on 30,000 Units outstanding.

